UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2007

CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 804-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
August 28, 2007
Section 8 — Other Events
Item 8.01. Other Events
     Baltimore Litigation
     Cambrex Corporation (the “Company”) is reporting that on August 24, 2007 the United States District Court, Southern District of New York, granted the Company’s pending Motion for Summary Judgment (“Motion”) in the previously disclosed Baltimore Litigation — Rubin Squared Inc. f/k/a Bio Science Contract Production Corp. v Cambrex Corporation. The Company’s Motion had been pending since late 2006. The Baltimore Litigation arose from the Company’s 2001 acquisition of the biopharmaceutical manufacturing business (“Business”) from Bio Science Contract Production Corp (“Sellers”). The Sellers had filed suit alleging that the Company failed to honor oral representations made during the negotiations on which the Sellers claimed to rely in deciding to sell the Business and as a result failed to pay additional consideration as provided in the purchase agreement. The Business, known as Cambrex Bio Science Baltimore, Inc., was sold to Lonza Group Limited on February 6, 2007 as part of a previously disclosed transaction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: August 28, 2007	By:	/s/ Peter E. Thauer
		Name:	Peter E. Thauer
		Title:	Senior Vice President, General Counsel and Corporate Secretary